Exhibit 99.1

DTE Energy reports first quarter 2021 results, continues progress in sustaining communities

•Recognized as a Gallup Great Workplace for ninth consecutive year
•Supported Habitat for Humanity effort to weather-proof low-income homes
•Supported Detroit small businesses with grant to help navigate beyond the pandemic
•Announced voluntary greenhouse gas reduction program for DTE Gas customers
•Issued third green bond, funding new renewable investments and energy efficiency programs
•Received regulatory approval for Phase 2 of its Electric Vehicle Charging Forward program

DETROIT, Apr. 27, 2021 – DTE Energy (NYSE:DTE) today reported first quarter 2021 earnings of $397 million, or $2.05 per diluted share, compared with $340 million, or $1.76 per diluted share in 2020.

Operating earnings for the first quarter 2021 were $473 million, or $2.44 per diluted share, compared with 2020 operating earnings of $320 million, or $1.66 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“We are off to a strong start in 2021,” said Jerry Norcia, DTE Energy president and CEO. “Our employees continue to deliver – supporting the needs of the communities we serve while delivering improved reliability and service to our customers.”

Norcia noted the following accomplishments:

•Recognized as a Gallup Great Workplace for ninth consecutive year: DTE Energy was recognized by Gallup for the ninth year in a row as a workplace with exceptionally high employee engagement – in the top 5% of Gallup’s worldwide database of companies.

•Awarded grant to Habitat for Humanity: The DTE Energy Foundation funded critical home repairs for people in western and northern Michigan, providing protection from the state’s harsh elements and seasonal weather patterns.

•Supported Detroit Means Business: DTE supported a fundraising effort to help small businesses in Detroit grow past the pandemic. Its Foundation announced a half million dollar grant. DTE is also offering personal protective equipment, technical assistance and opening resources to elevate the small business support ecosystem.

•Launched CleanVision Natural Gas Balance program for gas customers: CleanVision offers customers a way to affordably offset 25% to 100% of greenhouse gas emissions from an average home’s natural gas use and is the first program in the nation to include both carbon offsets and renewable natural gas. This voluntary program for gas customers is similar to DTE’s MIGreenPower program for electric customers.

•Issued third green bond: $1 billion in bonds will finance green, or clean, energy investments, including renewables and energy efficiency programs. In its initial green bond offering in May 2018, DTE became one of the first investment-grade energy companies in the nation – and the first company in Michigan – to issue green bonds.

•Developed Charging Forward eFleets: The five-year, Phase 2 Charging Forward program will accelerate electric fleet adoption in Michigan and help fleet owners reduce barriers of transitioning to eFleets; efficiently integrate charger load with the DTE Electric distribution system; and pilot new clean technologies. DTE will provide electric vehicle education, advisory services and infrastructure for commercial and business fleets. This effort, part of the company’s clean energy journey, supports economy-wide solutions to carbon reduction.

•Announced more than $100,000 in grants to help Michigan emergency food banks: The DTE Foundation provided meals to Michiganders as food insecurity continues due to COVID-19. Within the past year, the Foundation has awarded more than $2 million to address food insecurity.

•Continued progress toward DT Midstream spin-off: Announced the executive team who will lead DT Midstream upon closing of the separation transaction, expected mid-year. The team brings a diverse set of backgrounds and energy experience to the business. DT Midstream is among the first in its sector to announce a 2050 net zero carbon emissions goal, with plans to achieve 30% of this reduction in the next decade.

Outlook for 2021

DTE Energy reaffirms 2021 operating EPS guidance of $6.88 - $7.26.

“Our first quarter results give us confidence in meeting our financial goals this year,” said David Ruud, DTE senior vice president and CFO. “The spin of our midstream business is progressing as planned and we believe this transaction unlocks significant value for investors of both companies, as DTE becomes primarily a pure-play utility and DT Midstream launches as an independent, C-Corp midstream company.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (833) 968-2209 or international: (778) 560-2895. The passcode is 4157629. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Thursday, May 27, 2021. To access the replay, dial U.S. and Canada toll free (800) 585-8367 or international toll (416) 621-4642 and enter the passcode 4157629.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric, DTE Gas and DTE Midstream aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2021 operating earnings guidance. It is likely that certain items that impact the company's 2021 reported results will be excluded from operating results. Reconciliations to the comparable 2021 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

DTE Energy also discusses Adjusted EBITDA in slide presentations. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2021 is not provided. DTE Energy does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divesture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DTE Energy is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DTE Energy is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s and DT Midstream’s financial results and estimates of future prospects, and actual results may differ materially. This release contains forward-looking statements about DTE Energy’s intent to spin-off DT Midstream and DTE Energy’s preliminary strategic, operational and financial considerations related thereto. The statements with respect to the separation transaction are preliminary in nature and subject to change as additional information becomes available. The separation transaction will be subject to the satisfaction of a number of conditions, including the final approval of DTE Energy’s Board of Directors, and there is no assurance that such separation transaction will in fact occur.

Many factors impact forward-looking statements including, but not limited to, the following: risks related to the spin-off of DT Midstream, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business, and that the transaction may not be completed in accordance with DTE Energy’s expected plans or anticipated timelines, or at all; the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy’s gas storage and pipelines operations and the volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility in prices in the international steel markets on DTE Energy’s power and industrial projects operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2020 Form 10-K and 2021 Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2021					2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$208	$—		$—	$208	$94	$—		$—	$94

DTE Gas	169	—		—	169	121	—		—	121

Non-utility operations
Gas Storage and Pipelines	79	10	A	(3)	86	72	—		—	72

Power and Industrial Projects	28	—		—	28	30	—		—	30

Energy Trading	(55)	92	B	(23)	14	34	(26)	B	6	14

Total Non-utility operations	52	102		(26)	128	136	(26)		6	116

Corporate and Other	(32)	—		—	(32)	(11)	—		—	(11)

Net Income Attributable to DTE Energy Company	$397	$102		$(26)	$473	$340	$(26)		$6	$320

(1) For the three months ended March 31, 2021, the amount of income taxes was calculated using a combined federal and state income tax rate of 26% for Gas Storage and Pipelines and 25% for Energy Trading. For the three months ended March 31, 2020, the rate was 25% for Energy Trading.

Adjustments key
A) Transaction costs relating to the planned spin-off of the DTE Midstream business — recorded in Operating Expenses — Operation and maintenance
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended March 31,
	2021					2020
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.07	$—		$—	$1.07	$0.49	$—		$—	$0.49

DTE Gas	0.87	—		—	0.87	0.63	—		—	0.63

Non-utility operations
Gas Storage and Pipelines	0.41	0.05	A	(0.01)	0.45	0.37	—		—	0.37

Power and Industrial Projects	0.15	—		—	0.15	0.16	—		—	0.16

Energy Trading	(0.28)	0.47	B	(0.12)	0.07	0.17	(0.14)	B	0.04	0.07

Total Non-utility operations	0.28	0.52		(0.13)	0.67	0.70	(0.14)		0.04	0.60

Corporate and Other	(0.17)	—		—	(0.17)	(0.06)	—		—	(0.06)

Net Income Attributable to DTE Energy Company	$2.05	$0.52		$(0.13)	$2.44	$1.76	$(0.14)		$0.04	$1.66

(1) For the three months ended March 31, 2021, the amount of income taxes was calculated using a combined federal and state income tax rate of 26% for Gas Storage and Pipelines and 25% for Energy Trading. For the three months ended March 31, 2020, the rate was 25% for Energy Trading.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page